As filed with the Securities and Exchange Commission on July 28, 2000.
                                                       Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------

                           SOUTHWESTERN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

         Arkansas                                          71-0205415
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        identification no.)

                                1083 Sain Street
                          Fayetteville, Arkansas 72703
           (Address of principal executive offices including zip code)

              Southwestern Energy Company 2000 Stock Incentive Plan Employee Stock Option and Restricted Stock Agreements
                            (Full title of the plan)

                                    --------

                              George A. Taaffe, Jr.
                                1083 Sain Street
                          Fayetteville, Arkansas 72703
                                 (501) 521-1141
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============== ================ ================ ================ ==============
                                                     Proposed
  Title of          Amount         Proposed          maximum
 secturities        to be           maximum         aggregate       Amount of
   to be          registered     offering price      offering      registration
 registered       (1)(2)(3)        per share         price(4)          fee
-------------- ---------------- ---------------- ---------------- --------------
Common Stock,  1,254,000 shares       (4)         $8,952,468.75     $2,370.00
$.10 par value
============== ================ ================ ================ ==============

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, merger or combination or similar events.
(2) Each share is accompanied by a common stock purchase right pursuant to the Amended and Restated Rights Agreement, dated April 12, 1999, with First Chicago Trust Company of New York, as Rights Agent.
(3) Does not include an additional: (a) 1,275,000 shares of common stock being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8, File No. 333-03787 (a registration fee of $6,397.85 was paid in connection with the filing of such registration statement), (b) 616,480 shares of common stock being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8, File No. 333-64961 (a registration fee of $1,771.00 was paid in connection with the filing of such registration statement), and (c) 206,785 shares being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8, File No. 333-96161 (a registration fee of $310.50 was paid in connection with the filing of such registration statement).
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on (a) an aggregate of 3,000 shares presently subject to stock options at a weighted average exercise price of $7.3125 per share and (b) the average of the high and low sale prices reported on the New York Stock Exchange on July 26, 2000, of $7.15625 per share with respect to 1,250,000 shares issuable under the stock incentive plan and the reoffering of 1,000 shares awarded under restricted stock agreements.

                              EXPLANATORY NOTE AND
                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement relates to (i) 1,250,000 shares of common stock issuable pursuant to the Southwestern Energy Company 2000 Stock Incentive Plan (the "Plan"), (ii) 3,000 shares of common stock issuable pursuant to stock option agreements granted to certain employees and (iii) 1,000 shares of common stock issued to certain employees under restricted stock agreements. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also incorporates by reference the contents of the following registration statements filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act:

         (i) Registration Statement on Form S-8, No. 333-03787, filed with the SEC on May 15, 1996, relating to shares of common stock issuable under the Company's 1993 Stock Incentive Plan;

         (ii) Registration Statement on Form S-8, No. 333-6496l, filed with the SEC on September 30, 1998, relating to shares of common stock that are issuable under the Company's 1993 Stock Incentive Plan and stock option agreements granted to certain employees and that were awarded to certain employees under the Company's 1993 Stock Incentive Plan and under restricted stock agreements; and

         (iii) Registration Statement on Form S-8, No. 333-96161, filed with the SEC on February 4, 2000, relating to shares of common stock that are issuable under stock option agreements granted to certain employees and that were awarded to certain employees under restricted stock agreements.

         Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I of Form S-8 has been omitted. The prospectus filed as a part of this Registration Statement, referred to as the reoffer prospectus, has been prepared in accordance with the requirements of Part I of Form S-3 pursuant to the Instructions to Form S-8. The reoffer prospectus may be used for reofferings and resales of shares of the Company's common stock which are deemed to be control securities or restricted securities under the Securities Act.

PROSPECTUS

                           Southwestern Energy Company

                        2,704,094 Shares of Common Stock

         This prospectus relates to up to 2,704,094 shares of common stock of Southwestern Energy Company which may be offered for resale by certain of our officers and employees identified in this prospectus. The shares have or will be acquired by the selling shareholders through the exercise of stock options granted to them under our 2000 Stock Incentive Plan, 1993 Stock Incentive Plan or separate stock option agreements or through awards of shares under the stock incentive plans or separate restricted stock agreements.

         The selling shareholders may sell their shares at prices prevailing on the New York Stock Exchange on the date of sale, prices relating to prevailing market prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. All expenses of registration incurred in connection herewith are being borne by us, however, all selling commissions and other expenses incurred by any selling shareholder in connection with the sale of shares will be borne by the selling shareholder.

         The selling shareholders and any broker or dealer participating in the sale of shares on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

         Our common stock is listed on the New York Stock Exchange under the symbol "SWN." The last reported sale price of our common stock on the New York Stock Exchange on July 26, 2000, was $7.1875.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            ------------------------





                  The date of this prospectus is July 28, 2000

         You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. Shares of common stock are being offered and sold only in states where offers and sales are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.


                            -------------------------

                                TABLE OF CONTENTS

                                                                            Page
Where You Can Find More Information...........................................2
Incorporation of Certain Documents by Reference...............................3
The Company...................................................................3
Use of Proceeds...............................................................4
Selling Shareholders..........................................................4
Plan of Distribution..........................................................9
Experts......................................................................10
Legal Matters................................................................10
Indemnification..............................................................10


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov. Our reports, proxy statements and other information filed with the SEC can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus constitutes a part of a registration statement on Form S-8 filed by us with the SEC. As allowed by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities described in this prospectus, you should refer to the registration statement, including its exhibits. Furthermore, the statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to a copy of the document filed as an exhibit to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus (except for any information that is superseded by the information included directly in this prospectus), and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold:

     o   Our Annual Report on Form 10-K for the year ended December 31, 1999;

     o   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     o   Our Current Reports on Form 8-K dated June 22, 2000, and June 26, 2000;

     o The description of our common stock contained in our Registration Statement on Form 8-A dated October 23, 1981, as updated by our Current Report on Form 8-K dated July 8, 1993; and

     o The description of our common stock purchase rights contained in Amendment No. 1 to our Registration Statement on Form 8-A dated April 26, 1999.

         We will provide you with a copy of these filings incorporated by reference, at no cost, upon written or oral request. Written requests should be directed to Southwestern Energy Company, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, Attention: Corporate Secretary. Telephone requests may be directed to (501) 521-1141.

                                   THE COMPANY

         We are an integrated energy company primarily focused on natural gas. We were originally incorporated in Arkansas in 1929 as a local gas distribution company. Today, we are an exempt holding company under the Public Utility Holding Company Act of 1935 and are involved in the following business segments:

     o Exploration and Production - We are engaged in natural gas and oil exploration, development and production, with operations principally located in Arkansas, Oklahoma, Texas, New Mexico and Louisiana.

     o   Natural  Gas  Distribution   -   We  are  engaged   in  the  gathering,
         distribution and transmission of natural gas to approximately 134,000 customers in northern Arkansas.

     o   Marketing   and   Transportation   -   We   provide    marketing    and
         transportation services in our core areas of operation and own a 25% interest in the NOARK Pipeline

         System, Limited Partnership, a gas transmission system that includes 749 miles of pipeline with a total throughput capacity of 330 MMcfd.

         Our business strategy is to provide long-term growth through focused exploration and development of oil and natural gas, while creating additional value through our natural gas distribution, marketing and transportation activities. We seek to maximize cash flow and earnings and provide consistent growth in oil and gas production and reserves through the discovery, production and marketing of high margin reserves from a balanced portfolio of drilling opportunities. This balanced portfolio includes low-risk development drilling in the Arkoma Basin, moderate-risk exploration and exploitation in the Permian Basin, and high-potential exploration opportunities in the Gulf Coast. Additionally, we strive to operate our utility systems safely and efficiently and to improve the competitive position and profitability of our utility systems. We are also committed to enhancing shareholder value by creating and capturing additional value beyond the wellhead through our marketing and transportation activities.

         Our principal executive offices are located at 1083 Sain Street, Fayetteville, Arkansas 72703, and our telephone number is (501) 521-1141.

                                 USE OF PROCEEDS

         Shares which may be sold pursuant to this prospectus will be sold by the selling shareholders for their own accounts and they will receive all proceeds from any such sale. We will not receive any of the proceeds from any sale of the shares, but we may receive funds upon the exercise of any of the stock options granted to the selling shareholders. Any funds we receive on option exercises will be added to our general funds for working capital and general corporate purposes. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         The shares offered under this prospectus are being registered for reoffers and resales by selling shareholders who may acquire or have acquired the shares pursuant to stock grants or pursuant to the exercise of stock options granted to them. The selling shareholders named in the following table may resell all, a portion of, or none of the shares they may acquire.

         Participants under our 2000 Stock Incentive Plan who are deemed to be "affiliates" of Southwestern Energy Company who acquire shares or options to acquire shares may be added to the selling shareholders listed below from time to time, and the number of shares eligible to be reoffered by the selling shareholders listed below may be adjusted, either by means of a post-effective amendment hereto or by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

         The following table sets forth information concerning the selling shareholders and the number of shares that may be offered hereby by each selling shareholder as of the date of this prospectus.


                                                                                     Number of Shares
                                                                                       That May be
Selling Shareholder                Position with the Company                          Offered Hereby
-------------------                -------------------------                         ----------------
Charles E. Scharlau.............   Chairman of the Board                                   414,996(1)

Harold M. Korell................   President and Chief Executive Officer                   350,132(1)

Alan H. Stevens.................   President and COO, Southwestern Energy                  211,000(2)
                                    Production Company, SEECO, Inc. and
                                    Diamond "M" Production Company


Gregory D. Kerley...............   Executive Vice President and                            174,273(1)
                                    Chief Financial Officer

Debbie J. Branch................   Senior Vice President, Southwestern Energy               49,920(1)
                                    Services Company and Southwestern Energy
                                    Pipeline Company


Charles V. Stevens..............   Senior Vice President, Arkansas Western Gas              64,643(1)
                                    Company

George A. Taaffe................   Senior Vice President, General Counsel and               22,800(1)
                                    Secretary

Richard F. Lane.................   Vice President--Exploration, Southwestern                51,820(3)
                                    Energy Production Company

Timothy J. O'Donnell............   Vice President--Human Resources, Treasurer and           22,130(1)
                                    Assistant Secretary

Stanley T. Wilson...............   Controller and Chief Accounting Officer                  20,668(1)

John W. Batson..................   Staff Geophysicist, Southwestern Energy                   2,500(4)
                                    Production Company

Wilfred W. Baumann..............   Manager, E & P Accounting, Southwestern Energy              420(4)
                                    Production Company

Charles A. Bayles...............   Manager, Pipeline Systems, Arkansas Western Gas             420(4)
                                    Company

Alan E. Bearden, Jr.............   Manager, Accounting                                         420(4)

Thomas A. Brock.................   Senior Landman, Southwestern Energy Production            1,000(4)
                                    Company

Susan D. Burks..................   Manager, Gas Accounting and Analysis, Arkansas            1,000(4)
                                    Western Gas Company

William K. Butler...............   Senior Production Engineer, Southwestern Energy           1,420(4)
                                    Production Company

Donna R. Campbell...............   Utility Rate Analyst, Arkansas Western Gas Company          420(4)

                                       5

                                                                                     Number of Shares
                                                                                       That May be
Selling Shareholder                Position with the Company                          Offered Hereby
-------------------                -------------------------                         ----------------
Alan R. Clemens.................   Staff Geophysicist, Southwestern Energy                   2,500(4)
                                    Production Company

W. Brooks Clower, Jr............   Attorney                                                    420(4)

Jeffrey L. Dangeau..............   General Counsel and Secretary, Arkansas Western Gas       1,000(4)
                                    Company

Terrence T. Darilek.............   Senior Landman, Southwestern Energy Production            1,100(4)
                                    Company

James H. Denney, Jr.............   Senior Geologist, Southwestern Energy Production          1,000(4)
                                    Company

Jimmy R. Dewbre.................   Land Manager, Southwestern Energy Production              4,500(4)
                                    Company

Daniel J. Diebolt...............   Manager, Marketing & Transportation, Southwestern           450(4)
                                    Energy Services Company

Patric W. Dixon.................   Manager, Gas Supply, Southwestern Energy Services           450(4)
                                    Company

Terry M. England................   Division Operating Manager, Arkansas Western Gas            420(4)
                                    Company

John C. Gargani.................   Manager, Economic Planning & Acquisitions,                2,000(4)
                                    Southwestern Energy Production Company

Michael K. Garner...............   Senior Manager, Procurement & Facility Services             420(4)

Ronnie R. Gilbreath.............   District Production Engineer, Southwestern Energy           500(4)
                                    Production Company

Patrick T. Gordon...............   Senior Production Geologist, Southwestern Energy          1,590(4)
                                    Production Company

Teresa L. Grant.................   Senior Landman, Southwestern Energy Production              660(4)
                                    Company

Sheila K. Green.................   Manager, Application Services                               420(4)

Ricky A. Gunter.................   Vice President--Rates and Regulations and Assistant       1,000(4)
                                    Secretary, Arkansas Western Gas Company

Michael Z. Hays.................   Director, Pipeline Operations, Arkansas Western Gas         500(4)
                                    Company

Dee W. Hency....................   Vice President--Administration and Chief Information      3,500(4)
                                    Officer

                                       6

                                                                                    Number of Shares
                                                                                       That May be
Selling Shareholder                Position with the Company                          Offered Hereby
-------------------                -------------------------                         ----------------
Mark A. Hill....................   Senior Landman, Southwestern Energy Production              420(4)
                                    Company

Mark A. Janik...................   Senior Reservoir Engineer, Southwestern Energy            1,200(4)
                                    Production Company

Carol S. Johnston...............   Manager, Division Orders, Southwestern Energy               420(4)
                                    Production Company

Dale J. Kardash.................   District Engineer, Southwestern Energy Production         1,790(4)
                                    Company

John R. Kehn, Jr................   Vice President--Distribution Operations, Arkansas           675(4)
                                    Western Gas Company

Robin A. Kisling................   Superintendent--Production, Southwestern Energy             240(4)
                                    Production Company

Karl A. Knudson.................   Senior Reservoir Engineer, Southwestern Energy            2,200(4)
                                    Production Company

Richard J. Kurtz................   Gas Marketing Representative, Southwestern Energy           450(4)
                                    Services Company

Bob J. Lamb.....................   Vice President--Community Development, Arkansas           1,200(4)
                                    Western Gas Company

Mark D. McBryde.................   Senior Production Engineer, Southwestern Energy             500(4)
                                    Production Company

Steven K. McFarland.............   Manager, Network Services                                   420(4)

Terry G. McMillin...............   Safety/Health Environmental Coordinator,                    420(4)
                                    Southwestern Energy Production Company

Richard C. Merrill..............   Staff Exploration Geologist, Southwestern Energy          1,750(4)
                                    Production Company

James W. Mitchell...............   Manager, Field Procurement Services, Southwestern           420(4)
                                    Energy Production Company

Glenn M. Morgan.................   Treasurer and Controller, Arkansas Western Gas            1,000(4)
                                    Company

James L. Mullins, Jr............   Director, Human Resources                                   420(4)

Michael E. Navolio..............   Staff Geophysicist, Southwestern Energy Production        1,200(4)
                                    Company

Robert C. Pace..................   Staff Geologist, Southwestern Energy Production           2,200(4)
                                    Company

                                       7

                                                                                    Number of Shares
                                                                                       That May be
Selling Shareholder                Position with the Company                          Offered Hereby
-------------------                -------------------------                         ----------------
Anita M. Parisi.................   Manager, Application Services                               420(4)

David L. Rader..................   Manager, Accounting, Arkansas Western Gas                   420(4)
                                    Company

David L. Rolando................   Division Properties Manager, Southwestern Energy            420(4)
                                    Production Company

Debra Rutan.....................   Senior Geologist, Southwestern Energy Production          1,000(4)
                                    Company

George E. Schneider.............   Manager, Transmission Operations, Arkansas Western          420(4)
                                    Gas Company

Phillip R. Shelby...............   Senior Production Geologist, Southwestern Energy            840(4)
                                    Production Company

Bruce A. Smallwood..............   Manager, Taxation                                         1,000(4)

Joe A. Stubblefield.............   Exploitation and Drilling Manager, Southwestern           5,000(4)
                                    Energy Production Company

Elsie C. Sullivan...............   Staff Geologist, Southwestern Energy Production             667(4)
                                    Company

Bradley D. Sylvester............   Investor Relations Coordinator                            1,000(4)

John D. Thaeler.................   SEECO Exploitation Manager, Southwestern Energy             900(4)
                                    Production Company

Samuel G. Thompson..............   Senior Landman, Southwestern Energy Production            1,000(4)
                                    Company

James M. Tully..................   Senior Drilling Engineer, Southwestern Energy             1,200(4)
                                    Production Company

Douglas H. Van Slambrook........   Senior Reservoir Engineer                                   500(4)

Ricardo Vasquez.................   Staff Geologist, Southwestern Energy Production           1,600(4)
                                    Company

Eric M. Vaughn..................   Manager--Audit Services                                     420(4)

Freda R. Webb...................   Staff Reservoir Engineer, Southwestern Energy             1,950(4)
                                    Production Company

Matt B. Williams................   Senior Geologist, Southwestern Energy Production          1,800(4)
                                    Company

Paul W. Williams................   Manager, Financial Reporting & Budgeting                  1,000(4)

                                       8

                                                                                    Number of Shares
                                                                                       That May be
Selling Shareholder                Position with the Company                          Offered Hereby
-------------------                -------------------------                         ----------------
William J. Winkelmann...........   Staff Geologist, Southwestern Energy Production           1,000(4)
                                    Company

Daniel R. Zebrowski.............   Staff Geophysicist, Southwestern Energy                   2,200(4)
                                    Production Company

[FN]

(1) Represents shares of common stock which may be acquired upon the exercise of options granted under the 1993 Stock Incentive Plan and shares of restricted common stock issued under the 1993 Stock Incentive Plan.

(2) Includes 88,250 shares of common stock which may be acquired upon the exercise of options granted under the 1993 Stock Incentive Plan, 7,750 shares of restricted common stock issued under the 1993 Stock Incentive Plan, 100,000 shares of common stock which may be acquired upon the exercise of options granted pursuant to a non-qualified stock option and limited stock appreciation right agreement and 15,000 shares of restricted common stock issued pursuant to a restricted stock agreement.

(3) Includes 28,000 shares of common stock which may be acquired upon the exercise of options granted under the 1993 Stock Incentive Plan, 7,000 shares of restricted common stock issued under the 1993 Stock Incentive Plan, 15,000 shares of common stock which may be acquired upon the exercise of options granted pursuant to a non-qualified stock option and limited stock appreciation right agreement and 1,820 shares of restricted common stock issued pursuant to a restricted stock agreement.

(4)Represents shares of restricted common stock issued pursuant to restricted stock agreements.


                              PLAN OF DISTRIBUTION

         The selling shareholders have not advised us of any specific plans for the sale of the shares offered under this prospectus but, if and when such shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing. Sales also may be made through negotiated transactions or otherwise, at prices related to the prevailing market price or otherwise. If shares are sold through brokers, the selling shareholders may pay customary brokerage commissions and charges. The selling shareholders may effect these transactions by selling shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and or the purchaser of the shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). Shares covered by this prospectus also may be sold under Rule 144 or another exemption under the Securities Act rather than pursuant to this prospectus.

         In connection with the sale of shares, the selling shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is no assurance that the selling shareholders will sell any or all of the shares offered by them hereby.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1999, and for each of the three years in the period ended December 31, 1999, included in our Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and have been incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                  LEGAL MATTERS

         The validity of the shares being offered hereby will be passed upon for us by Conner & Winters, P.L.L.C., Fayetteville, Arkansas.

                                 INDEMNIFICATION

         The Arkansas Business Corporation Act provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to us (including service to a subsidiary of ours) or to any other organization at our request.

         We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify our directors and officers against liabilities and litigation costs resulting from their service to us. We also maintain directors' and officers' liability insurance.

         Our 2000 Stock Incentive Plan and 1993 Stock Incentive Plan each provide that no member of the committee administering such plan shall be liable for any action, omission or determination relating to the plan. In addition, we have agreed in each plan to indemnify and hold harmless each member of the committee, and each other director or employee of ours to whom any duty or power relating to the administration or interpretation of the plan has been delegated, against any cost or expense, including counsel fees, or liability arising out of any action, omission or determination relating to the plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in our best interests.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) The Company's Current Reports on Form 8-K dated June 22, 2000, and June 26, 2000;

         (4) The description of the Company's common stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

         (5) The description of the common stock purchase rights contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A dated April 26, 1999.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 4-27-850 of the Arkansas Code Annotated provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Article VII, Section 6, of the Company's Bylaws provides that the Company's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Company (including service to a subsidiary of the Company) or to any other organization at the Company's request.

         The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit Number          Description
--------------          -----------
     4.1                Southwestern Energy  Company  2000 Stock  Incentive Plan
                        (incorporated   by  reference  herein  by  reference  to
                        Appendix A to the Company's  Proxy Statement dated March
                        29, 2000).

     4.2 Form of Non-qualified Stock Option between Southwestern Energy Company and employees granted stock options.

     4.3                Form of Restricted  Stock Agreement between Southwestern
                        Energy   Company   and   employees   awarded  shares  of
                        restricted stock.

     5.1                Opinion of Conner & Winters, P.L.L.C.

    23.1                Consent of Arthur Andersen LLP.

    23.2 Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

    24                  Power of Attorney  (included on the   signature  page to
                        this Registration Statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas on the 28th day of July, 2000.

                                                 SOUTHWESTERN ENERGY COMPANY

                                                 By: /s/ Harold M. Korell
                                                 ---------------------------
                                                     Harold M. Korell
                                                     President and
                                                     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Harold M. Korell and Greg D. Kerley, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



Signature                            Title                                           Date
---------                            -----                                           ----
/s/ Harold M. Korell                 President, Chief Executive                      July 28, 2000
---------------------------          Officer and Director
Harold M. Korell                     (Principal Executive Officer)

/s/ Greg D. Kerley                   Executive Vice President and                    July 28, 2000
---------------------------          Chief Financial Officer
Greg D. Kerley                       (Principal Financial Officer)

/s/ Stanley T. Wilson                Controller and Chief Accounting                 July 28, 2000
---------------------------          Officer (Principal Accounting Officer)
Stanley T. Wilson

                                      II-6


Signature                            Title                                           Date
---------                            -----                                           ----
/s/ Lewis E. Epley, Jr.              Director                                        July 28, 2000
---------------------------
Lewis E. Epley, Jr.

/s/ John Paul Hammerschmidt          Director                                        July 28, 2000
---------------------------
John Paul Hammerschmidt

/s/ Robert L. Howard                 Director                                        July 28, 2000
---------------------------
Robert L. Howard

/s/ Kenneth R. Mourton               Director                                        July 28, 2000
---------------------------
Kenneth R. Mourton

/s/ Charles E. Scharlau              Director and Chairman                           July 28, 2000
---------------------------
Charles E. Scharlau


                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
     4.1                Southwestern  Energy Company  2000 Stock  Incentive Plan
                        (incorporated  by   reference  herein  by  reference  to
                        Appendix  A  to  the  Company's  Proxy  Statement  dated
                        March 29, 2000).

     4.2 Form of Non-qualified Stock Option between Southwestern Energy Company and employees granted stock options.

     4.3                Form of Restricted Stock Agreement  between Southwestern
                        Energy   Company  and   employees   awarded   shares  of
                        restricted stock.

     5.1                Opinion of Conner & Winters, P.L.L.C.

    23.1                Consent of Arthur Andersen LLP.

    23.2 Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

    24 Power of Attorney (included on the signature page to this Registration Statement).

                                      II-8